UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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YARDVILLE NATIONAL BANCORP

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FOR IMMEDIATE RELEASE

GLASS LEWIS JOINS ISS IN RECOMMENDING THAT YNB SHAREHOLDERS VOTE “FOR” YNB’S DIRECTOR NOMINEES

LEADING INDEPENDENT PROXY ADVISORY FIRM SAYS YNB BOARD’S STRATEGIC PLAN WILL CREATE GREATER LONG-TERM VALUE FOR SHAREHOLDERS

HAMILTON, N.J., April 27, 2006 -- Yardville National Bancorp (Nasdaq: YANB) today announced that Glass Lewis & Co., a leading independent proxy advisory firm, has recommended that YNB shareholders vote FOR the Company’s director nominees – Samuel D. Marrazzo, Louis R. Matlack, and George D. Muller – at YNB’s May 3, 2006 Annual Meeting of Shareholders.

As the Company previously announced on April 21, 2006, Institutional Shareholder Services (ISS), another leading independent proxy advisory firm, has also recommended that YNB shareholders support the Company’s director nominees. Glass Lewis and ISS are widely recognized as the nation’s two leading independent proxy voting and corporate governance advisory firms. Their analyses and recommendations are relied upon by hundreds of major institutional investment firms, mutual funds and fiduciaries throughout the United States.

TO FOLLOW THE RECOMMENDATIONS OF GLASS LEWIS AND ISS, YNB SHAREHOLDERS SHOULD VOTE FOR THE COMPANY’S DIRECTOR NOMINEES ON THE COMPANY’S “BLUE PROXY” CARD TODAY.

In recommending that YNB shareholders vote FOR the three YNB directors over a slate presented by a dissident shareholder group led by Larry Seidman, Glass Lewis stated that:

“[I]n our opinion, the current board and management team possess a demonstrated track record of creating long-term shareholder value and should be allowed the opportunity to plot the Company’s future course.” 1

Regarding the dissident nominees, Glass Lewis stated that:

“We believe the ascent of the Seidman nominees to the Company’s board would have a disruptive effect on the Company’s business. In our opinion, a divided Board would send mixed signals to the Company’s employees, increase the probability of losing key personnel, and hamper the Company’s efforts to expand its deposit base and branch network.” 1

Commenting on the Company’s performance, Glass Lewis noted that:

“[We] are inclined to support the Company’s strategic vision given its historic track record of long-term value creation. We note Yardville has produced over 20% annual growth in net income and total assets over the past 10 years. Further, we note the Company’s stock price has outperformed its peers over the past two years.” 1

Glass Lewis also noted that:

“[D]irectors, as a group, own approximately 15% of the outstanding shares of the Company or approximately twice the number of shares owned by the dissident group. To that end, we take comfort that the board’s support for the Company’s independence comes at the personal cost of potential near term gains through a sale.” 1

And Glass Lewis concluded:

“We do not believe a sale of Yardville is in the interest of shareholders at this time. As such, we believe shareholders should support the Company’s nominees.” 1

Patrick M. Ryan, YNB’s Chief Executive Officer, said, “We are pleased that both ISS and now Glass Lewis – the nation's two leading proxy advisory firms – have recommended that YNB shareholders vote FOR YNB’s director nominees. We believe that both Glass Lewis and ISS recognize that our current Board has a clear and consistent strategy to achieve growth and profitability, and is committed to taking all appropriate and necessary actions to maximize value for all YNB shareholders. Furthermore, Glass Lewis and ISS each highlight the dissident group's lack of a credible or well-developed plan for the future of YNB. In our opinion, the dissident group is merely looking to fulfill its own self-serving, short-term interests at the expense of building long-term value for all YNB shareholders. We strongly believe that a forced sale of YNB, as the dissident group seems to propose, is the WRONG path to creating long-term shareholder value. We urge all YNB shareholders to vote FOR the Company’s director nominees today.”

YNB’s shareholders are reminded that their vote is extremely important, no matter how many or how few shares they own. If shares are held with a broker, shareholders may be able to vote their shares by telephone or by the Internet. If this option is available, shareholders may simply follow the instructions on the Company’s “BLUE PROXY” card to assure a vote for YNB’s incumbent directors. Shareholders are advised that if they have any questions or need any assistance in voting their shares, they should contact YNB’s proxy solicitor, Georgeson Shareholder, toll-free, at 1-800-509-1393.

1Permission to use quotations from the Glass Lewis report was neither sought nor obtained.

About Yardville National Bancorp

With $2.96 billion in assets at March 31, 2006, YNB serves individuals and small to mid-sized businesses in the dynamic New York City-Philadelphia corridor through a network of 28 branches in Mercer, Hunterdon, Somerset, Middlesex, Burlington, and Ocean counties in New Jersey and Bucks County in Pennsylvania. Headquartered in Mercer County, YNB emphasizes commercial lending and offers a broad range of lending, deposit and other financial products and services. The Common Stock of YNB, of which there are approximately 10.9 million shares outstanding, is traded on the NASDAQ National Market under the symbol "YANB." For more information on YNB, please visit our web site at www.ynb.com.

Forward Looking Statements

This release may contain forward-looking statements concerning the financial condition, results of operations, and business of YNB. We caution that such statements are subject to a number of uncertainties and actual results could differ materially and therefore you should not place undue reliance on any forward-looking statements we make. We may not update any forward-looking statements we make today for future events or developments. Information about risks and uncertainties are described in our filings with the Securities and Exchange Commission, which are available on our website or from our Investor Relations department.

Solicitation

YNB has filed a definitive proxy statement with the SEC.  The proxy statement was first mailed or delivered to YNB shareholders on or about March 31, 2006.  YNB SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY BECAUSE IT CONTAINS IMPORTANT INFORMATION.  Shareholders may obtain a free copy of the proxy statement and other material (as available) and any other documents that may be filed with the SEC by YNB in connection with the Annual Meeting through the SEC’s web site at www.sec.gov, or by directing a request to: Yardville National Bancorp at 2465 Kuser Road, Hamilton, NJ 08690, Attention: Daniel J. O'Donnell, Esq., Chief Legal Officer.

YNB, its executive officers and directors may be deemed to be participants in a solicitation of proxies for YNB’s 2006 Annual Meeting of Shareholders.  Information regarding these participants and their interests is contained in YNB’s definitive proxy statement filed with the SEC on March 31, 2006.

Contacts:

At YNB:

Megan Butcher, (609) 631-6234

Sandra Sosinski (609) 631-6106

At Joele Frank, Wilkinson Brimmer Katcher:

Matthew Sherman / Jeremy Jacobs, (212) 355-4449

At Georgeson Shareholder:

Tom Cronin, (212) 440-9921

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